Exhibit 13(b)
CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Brian Marcus, Principal Executive Officer, and Craig Hempstead, Principal Financial Officer, of Carlyle Tactical
Private Credit Fund (the “Registrant”), each certify to the best of his knowledge that:
1.The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2026 (the “Form N-CSR”)
fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended;
and
2.The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the
Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

Principal Executive Officer	Principal Financial Officer
Carlyle Tactical Private Credit Fund	Carlyle Tactical Private Credit Fund

/s/ Brian Marcus	/s/ Craig Hempstead
Brian Marcus	Craig Hempstead

Date: August 21, 2026	Date: August 21, 2026